Exhibit 10.11
English Translation of Internet Marketing Service Agreement

Party A:	FAW Mazda Motor Sales Co., Ltd. (“FAWMazda”)

Party B:	Beijing Bitauto Internet Information Company Limited (“BBII”)

Party C:	Beijing C&I Advertising Company Limited (“CIG”)
     Party A, Party B and Party C hereby enter into the following agreement (“Agreement”) with respect to the Internet marketing services that Party A intends to source to Party B and Party C.
ARTICLE 1
SCOPE OF INTERNET MARKETING SERVICES
The Internet marketing services shall include the following:

1.1	Party B shall provide Party A with website creation and maintenance services. See Article 2 for details;

1.2	Party B shall provide Party A with Internet public relation services. See Article 3 for details;

1.3	Party B shall provide Party A with regional Internet marketing support services. See Article 4 for details;

1.4	Party B shall provide Party A with Internet user database management services. See Article 5 for details; and

1.5	Party C shall provide Party A with Internet advertising services. See Article 6 for details.
ARTICLE 2
WEBSITE CREATION AND MAINTENANCE SERVICES
     Details of such services shall be set forth in the relevant website creation and maintenance agreements to be entered into between Party B and the Department of General Administration and Human Resources of Party A.
ARTICLE 3
INTERNET PUBLIC RELATION SERVICES
3.1	Scope of Online Public Relation Services

The Internet public relation services to be provided by Party B to Party A shall include Daily Promotion services and online campaigns services.

3.2	Daily Promotion Services

The Daily Promotion services shall include developing overall strategies and plans for online public relations and promotions; issuing press releases on the Internet; managing online public relation crises; managing and developing relationships with Internet media; monitoring the Internet content and public relation crises; maintaining vehicle model information, Internet forums and comments; and submitting summary reports on the Daily Promotion services provided.

3.3	Online Campaign Services
1)	Online campaigns shall include marketing campaigns launched independently and other marketing or promotional activities that need cooperation on the Internet.

2)	Party B shall provide a detailed proposal for each Online campaign. The proposal shall set forth the theme, purpose, content, process and budget of each campaign and support needed for the campaign.

3)	The online campaign proposal shall be approved by Party A before implementation.

4)	The campaign shall be organized and implemented by Party B.

5)	Based on the project needs, Party B shall draft press releases for the campaigns and publish such press releases on the Internet media.

6)	Party B shall plan, design, prepare and organize materials for the online campaign activities. Product information used in such online campaign activities shall be accurate and fluent.

7)	Party A shall provide the necessary support for online activities and shall coordinate Party B with other service providers of Party A.

8)	During the implementation of online campaigns, Party B shall keep Party A updated of the implementation progress and any changes.

9)	Expenses related to online campaigns shall be separately agreed upon. Party A agrees to pay Party B *** of the budget of each online activity as the implementation service fee.
3.4	Payment of Internet Public Relation Fees
1)	Payment of Daily Promotion service fees
a)	Daily Promotion service fees shall be incorporated into the Internet advertising service fees that Party A pays to Party C pursuant to Subsection 8 of Article 6 and shall be paid by Party

C to Party B. Party A shall not make separate payment to Party B with regard to Daily Promotion service fees.
2)	Payment of Online Campaign fees
a)	Within ten days after the end of each campaign, Party B shall provide Party A summary report on the project, summary report on fees and expenses, and official invoices. Within four days after receiving such documents, Party A shall confirm such reports and submit to its finance department to process. Party A shall make full payment to Party B within *** after Party A’s finance department approves such fees and expenses.

b)	At the request of Party A, the out-of-town traveling expenses incurred by Party B in connection with organizing online campaigns or attending marketing meetings for Party A shall be paid together with the payment of campaign costs or periodically as agreed upon. The fixed allowance is *** per person per day (including boarding, meals, telecommunication, local travel and other expenses). Travel expenses shall be reimbursed as actually incurred. Travel by air shall be limited to economy class. Travel expenses shall include airport construction fee, insurance and fuel surcharge. The number of days used to calculate out-of-town allowances shall commence from the date of hotel check-in. Same-day trip counts as one day. No third party invoices are needed.
3)	Payment of Commercial Taxes
a)	Party A shall be responsible for commercial taxes in the amount of 5% of the total project cost (agency service fee included).
ARTICLE 4
REGIONAL INTERNET MARKETING SUPPORT SERVICES
1.	Party B shall form regional Internet marketing teams and assign a regional Internet marketing manager (“Regional Manager”) for each regional market to assist Party A with its regional marketing efforts.

2.	Regional Manager shall be appointed by Party B. Party A shall have right to request Party B to change the Regional Manager if Party A is not satisfied with his/her services.

3.	Party B shall provide to the following regional Internet marketing support services:
1)	general strategic planning for regional markets;

2)	strategic planning of Internet public relations and daily promotion services for regional markets;

3)	execution of Internet public relations and daily promotion services for regional markets;

4)	planning of public relation events for regional markets;

5)	execution and management of public relation events for regional markets;

6)	training on Internet marketing for regional dealers; and

7)	other support and implementation services related to Internet marking in regional markets.
4.	Regional Internet marketing service fee
1)	Regional Internet marketing service fee shall be incorporated into the Internet advertising service fee to be paid by Party A to Party C as set forth in Article 6 subsection 8 hereof and shall be paid by Party C to Party B. Party A shall not make separate payment to Party B with regard to the regional Internet marketing service fee.
ARTICLE 5
INTERNET USER DATABASE MANAGEMENT SERVICES
1.	Party B shall collect data on Internet users through Party A’s Internet marketing activities and shall manage such data.

2.	Specific database management services shall include:
1)	planning of Internet user database management and maintenance system;

2)	development of the hardware and software infrastructures for the Internet user database;

3)	security of Internet user database;

4)	collection, consolidation, analysis and categorization of Internet user data;

5)	maintenance of Internet user database, including its review, selection and update;

6)	targeted utilization of the Internet user database in Party A’s Internet marketing campaigns; and

7)	providing periodic report timely upon request from Party A.
3.	Party B shall manage the Internet user database on Party A’s behalf. Party A shall have ownership over such database. Party A may inspect and use the Internet user database at any time.

4.	Internet user database management service fee

1)	Internet user database management service fee shall be incorporated into the Internet advertising service fee to be paid by Party A to Party C as set forth in Article 6 subsection 8 hereof and shall be paid by Party C to Party B. Party A shall not make separate payment to Party B with regard to the Internet user database management service fee.
ARTICLE 6
INTERNET ADVERTISING AGENCY SERVICES TO BE PROVIDED BY PARTY C TO PARTY A
1.	Internet advertising agency services shall include:
1)	Internet advertising strategy and advertisements placement plans;

2)	purchase Internet advertising resources;

3)	creation, designing and production of Internet advertisements;

4)	placement, monitoring and archiving screen copies of Internet advertisements;

5)	result analysis on Internet advertisements; and

6)	planning, production, updates and maintenance of the webpage linked to Internet advertisements.
2.	Internet advertising strategy and advertisements placement plans

According to the general marketing plan and market activity arrangement of Party A and taking into consideration the special characteristics of Internet marketing, Party C shall provide Internet advertising strategy and advertisements placement plans for Party A.

3.	Purchase Internet advertising resources
1)	Party A shall authorize Party C to purchase all the Internet advertising resources on its behalf; and

2)	Party C agrees to advance the expenses for purchasing the Internet advertising resources for Party A.
4.	Creation, designing and production of Internet advertisements
1)	Party C shall create, design and produce Internet advertisements and prepare literary works according to the Internet advertising implementation proposal;

2)	Internet advertisements shall be reviewed and approved by Party A before release; and

3)	The copyright of the Internet advertisements approved and used by Party A shall belong to Party A. The copyright of the Internet advertisements rejected by Party shall belong to Party C.
5.	Placement, monitoring and screenshots of Internet advertisements
1)	All Party A’s advertisements shall be placed by Party C on Party A’s behalf;

2)	Party C shall be responsible for reviewing the Internet advertisements placed and the effectiveness of hyperlinks;

3)	Party C shall provide to Party A Internet advertisement monitoring summary on every business day; and

4)	Party C shall be responsible for archiving screen copies of scheduled Internet advertisements.
6.	Result analysis on Internet advertisements
1)	Party C shall analyze and summarize the placements of Internet advertisements and shall conduct statistical analysis on page views, clicks, click rates, click costs, page view costs and other data.

2)	Party C shall submit monthly and annual reports on the above-mentioned items to Party A. Monthly reports shall be submitted within the first 10 business days of the following month. Annual reports shall be submitted within the first 10 business days of the following year.
7.	Planning, developing, updating and maintaining the webpage linked to Internet advertisements
1)	Party C shall plan, develop, update and maintain the content of web pages linked to the Internet advertisements placed on Party A’s behalf.

2)	Party C shall ensure that the content of the web pages mentioned above be accurate and fluent.
8.	Internet Advertising Fee
1)	Party A shall pay Party C the purchase costs of Internet advertising resources, Internet advertising service fee and service taxes.

2)	The Internet advertising service fee shall be calculated as follows.

	Fee Components		Fee Standard
A. Service Fee	•	Service fees for Internet advertising strategy and placement planning, and implementation planning;	*** of the total value of the Internet advertisements actually placed
	•	Service fees for the creation, designing and production of Internet advertisements;

	Fee Components		Fee Standard
	•	Service fees for placements of Internet advertisements;

	•	Service fees for monitoring Internet advertisements and reports generation;

	•	Service fees for Internet public relation and daily promotions;

	•	Regional Internet marketing support service fee; and

	•	Internet user database management and maintenance fees.

B. Taxes	A*8.5%		0.85% of the total value of the Internet advertisements actually placed

Total	A+B		*** of the total value of the Internet advertisements actually placed
3)	Expenses advanced by Party C for purchasing Internet advertising resources and placing Internet advertisements shall be cleared on a monthly basis. Within 10 business days after the end of each Internet advertisement placement, Party C shall submit screen copy reports and invoices to Party A. Party A shall pay such expenses within *** after approving such reports and invoices.
9.	Internet Advertising Agency Services Assessment
1)	If Party C fails to provide services according to the placement plan and requirements, Party A shall have right to request Party C to compensate Party A’s losses with resources or services of equivalent value.

2)	Party A entrusts Party C to purchase all the Internet adverting resources on its behalf. If, regarding the same Internet advertising resources, Party A can prove that purchase price can be lower than Party C’s quoted price, such purchase shall be made at the purchase price provided by Party A.

3)	If Party C fails to timely provide Party A the monthly and annual Internet advertising summary reports, Party A shall have right to deduct no more than *** from Party A’s payments to Party C.

4)	If there are inaccurate information or major mistakes in the web pages linked to the Internet advertisements designed by Party C, Party A shall have right to deduct no more than *** from Party A’s payments to Party C.

5)	If Party C fails to provide relevant screen copy reports when Party A confirms there are no mistakes in the advertisement placements, Party A shall have right to deduct 5% to 50% of the agency service fees for that project.
ARTICLE 7
SERVICE TEAM
1.	Party B and Party C shall form independent service teams to coordinate and implement the Internet marketing services.

2.	Party B and Party C shall ensure the stability of their service teams and make sure that the team members provide and implement relevant services during the term of the Agreement.

3.	Party A shall designate a contact person to assist Party B and Party C with the relevant Internet marketing tasks.
ARTICLE 8
TERM OF SERVICES
1.	The term of the Agreement shall be from January 1, 2010 to December 31, 2010.

2.	If Party A needs Party B or Party C to continue providing part or all of the services set forth in Article 1 after the expiration of the service term, the Parties hereto shall renew this Agreement within one month before the expiration of the term of this Agreement.
ARTICLE 9
NON-COMPETE CLAUSE
1.	During the term of this Agreement, Party B and Party C shall not provide the same services set forth in this Agreement to any other automakers that directly compete with Party A absent consent from Party A.
2.	During the term of this Agreement, absent consent from Party B or Party C, Party A shall not source part or all of the services set forth in Article 1 from any other companies unless the following occurs:
1)	The services provided by Party B and Party C fail to meet the requirements of Party A and continue to fail to meet Party A’s requirements upon Party A’s formal request for improvement; or

2)	Significant losses are caused to Party A due to the material breach of contract by Party B or Party C.

ARTICLE 10
CONFIDENTIALITY
1.	In the course of providing services, any confidential information exchanged or disclosed to the other parties shall be marked “Confidential” by the Party providing the confidential information. The Party receiving such information shall limit the access to such information only to the relevant persons who need to understand the projects.
2.	Without Party A’s consent, Party B and Party C shall not disclosed to any fourth party any information on the business operation and the internal management process of Party A that not already available to the public.
ARTICLE 11
LIABILITY FOR BREACH OF CONTRACT
1.	Party A, Party B and Party C shall strictly comply with the Agreement and diligently fulfill their respective obligations. In the event of unilateral breach of contract, the breaching party shall be responsible for all the losses caused by such breach.
2.	Party B and Party C shall be responsible for the legality of any service and content details provided to Party A. Party B and Party C shall be liable for any disputes or infringement claims by any fourth party except for those related to the services that Party A chooses to proceed with even after Party B and Party C advise Party A of the related legal risks.
3.	Unless set forth in this Agreement, Party B or Party C shall be solely liable for Party A’s losses caused by Party B or Party C.
4.	Party B or Party C shall be not be liable for any losses caused by force majeure except that Party B or Party C shall provide written proof issued by relevant authorities.
ARTICLE 12
OTHERS
1.	This Agreement shall be legally enforceable upon execution and affixing seals by the representatives of the Parties.
2.	This Agreement shall be executed in four official copies. Party A shall hold two of such copies while Party B and Party C shall hold one of such copies respectively. All four copies shall have the same legal effect.
3.	The People’s Court located in Party A’s jurisdiction shall have jurisdiction over disputes arising out of the Agreement.

4.	Any written documents, project list, appendix, copies and any supplemental agreements signed by the Parties, shall be treated as an integral part of the Agreement.
5.	The Parties hereto shall engage in friendly negotiation to resolve any issues not covered herein.

Party A:	FAW Mazda Motor Sales Co., Ltd. (seal)

Party B:	Beijing Bitauto Internet Information Company Limited (seal)

Party C:	Beijing C&I Advertising Company Limited (seal)

English Translation of Confirmation Letter
Beijing Bitauto Internet Technology Company Limited
Beijing C&I Advertising Company Limited
     We hereby confirm that the “automakers that directly compete with [us]” set forth in the Internet Marketing Service Agreement entered into between us and you each year means Guangzhou Toyota Automobile Company Limited, Guangzhou Honda Automobile Company Limited, Shanghai General Motors Co., Ltd. and Dongfeng Nissan Passenger Vehicle Company.
FAW Mazda Motor Sales Co., Ltd.
2010